COLLATERAL PLEDGE AGREEMENT

                              Date: April 13, 2000



BORROWER: NORTHLAND CRANBERRIES, INC.
          800 First Avenue South
          Wisconsin Rapids, Wisconsin  54495-8020

AGENT:    FIRSTAR BANK, N.A.
          777 East Wisconsin Avenue
          Milwaukee, Wisconsin  53202
          Attention: Randy D. Olver, Senior Vice President

     1. Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Northland Cranberries, Inc., a Wisconsin corporation (the "Company"), may now or at any time hereafter owe under or arising out of that certain Credit Agreement dated as of March 15, 1999, as amended as of May 1, 1999, December 29, 1999 and on the date hereof (as so amended, the "Credit Agreement"), among the Company, Firstar Bank, N.A., as agent (the "Agent") and certain financial institutions (together with their respective successors and assigns, the "Banks") enumerated in the Credit Agreement (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), the Company hereby grants the Agent, as agent for itself and the other Banks, a security interest (herein called the "Security Interest") in and with respect to the entire right, title and interest of the Company in that certain Promissory Note dated March 8, 2000 in the original principal amount of $28,000,000 payable by Cliffstar Corporation ("Cliffstar") to the Company (the "Cliffstar Note"), together with all rights in connection with such property, including, without limitation, all principal and interest payable on the Cliffstar Note (herein called the "Collateral"). Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Credit Agreement.

     2. Representations, Warranties and Covenants. The Company represents, warrants and covenants that:

          (a) The Company will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if requested by the Agent.

          (b) The Company is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest, any restrictive legend appearing on any instrument constituting Collateral and any Permitted Liens.

          (c) The Company will keep the Collateral free and clear of all liens encumbrances and security interests, except the Security Interest and Permitted Liens.

          (d) The Company will pay, when due, all taxes and other governmental charges levied or assessed upon or against the Collateral.

          (e) At any time, upon request by the Agent, the Company will deliver to the Agent all notices, financial statements, reports or other communications received by the Company as an owner or holder of the Collateral.

     3. Rights of the Agent. The Company agrees that the Agent may at any time after the occurrence of a Default and without notice or demand of any kind to the Company, (i) notify Cliffstar or the obligor on or issuer of any Collateral to make payment to the Agent of any amounts due or distributable thereon for the pro-rata accounts of the Banks; (ii) in the Company's name or the Agent's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral; (iii) receive all proceeds of the Collateral; and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at the Agent's option, be applied in reduction of the Obligations for the pro-rata accounts of the Banks, in such order of application as the Agent may determine, or be remitted to the Company.

     4. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) the Company shall fail to pay any or all of the Obligations when due after giving effect to any grace or cure period or shall fail to observe or perform any covenant or agreement herein binding on it contained herein; (ii) any representation or warranty by the Company set forth in this Agreement or made to the Agent in any financial statements or reports submitted to the Agent by or on behalf of the Company shall prove materially false or misleading as of the date when made; or (iii) an Event of Default shall occur under the Credit Agreement.

     5. Remedies upon Event of Default. Upon the occurrence and during the continuance of an Event of Default and in addition to any remedies the Agent may have under Paragraph 3, above, the Agent may exercise, upon instruction of the Required Banks, any one or more of the following rights or remedies on behalf of the Banks: (i) declare all unmatured Obligations to be immediately due and payable in accordance with the terms of the Credit Agreement, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to the Banks under the Uniform Commercial Code as in effect from time to time in the State of Wisconsin, including the right, upon thirty (30) days prior written notice to Company by the Agent of its intent to sell the Collateral, to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the instruments representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and (iii) upon thirty
(30) days prior written  notice to Company


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by the Agent  exercise or enforce any or all other rights or remedies  available to the Agent by law or agreement against the Collateral or against the Company or any other person with respect to the Collateral.

     6. Miscellaneous. Any disposition of the Collateral in the manner provided in Paragraph 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing made in accordance with the Credit Agreement. Any modification or amendment to this Agreement must be in writing signed by the Company, the Agent, and the Required Banks. A waiver signed by the Agent and the Required Banks shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the rights or remedies of the Banks. All rights and remedies of the Banks shall be cumulative and may be exercised singularly or concurrently, at the option of the Required Banks, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices hereunder shall be deemed sufficiently given if delivered or mailed in accordance with the applicable notice provisions of the Credit Agreement. The Agent's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Agent exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Agent need not otherwise preserve, protect, insure or care for any Collateral. The Agent shall not be obligated to preserve any rights the Company may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. The Company will reimburse the Agent for all expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of the Company and the Banks and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Company and delivered to the Agent, and the Company waives notice of the Agent's or the Banks' acceptance hereof. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or
prescribed  hereby.  All  representations  and  warranties   contained  in  this
Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. This Agreement shall be governed by the internal laws (other than conflict laws) of the State of Wisconsin. Each party consents to the personal jurisdiction of the state and federal courts located in the Milwaukee, Wisconsin, in connection with any controversy related to this Agreement.


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

     THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.


                                       NORTHLAND CRANBERRIES, INC.



                                       By: /s/ John Swendrowski
                                          ------------------------------------
                                          Chairman and Chief Executive Officer



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